                                                                    Exhibit 99.2

                                                             Page 10 of 17 Pages

                               POWERS OF ATTORNEY

DESIGNATION OF AGENT(S):

Each person whose signature appears below under the heading "Signatures for Powers of Attorney" hereby individually, and not jointly with the other signatories, and as if this constituted a separate power of attorney for each principal, authorizes and appoints Gwenn L. Carr and Nicholas D. Latrenta, each of whom may act individually and neither of whom is required to act jointly with the other, as such person's attorney-in-fact and agent, with full power of substitution and resubstitution, to sign and file on such person's behalf in each capacity stated below (i) any and all amendments to a Schedule 13D with regard to the MetLife, Inc. Board of Directors' beneficial ownership of securities of MetLife, Inc., and (ii) any and all other instruments which any of such attorneys-in-fact and agents deems necessary or advisable to comply with the Securities Act of 1933, the rules, regulations and requirements of the Securities and Exchange Commission and Blue Sky or other state securities laws and regulations, as fully as such person could do in person, hereby ratifying and confirming all that such attorneys-in-fact, or their substitutes, may lawfully do or cause to be done by virtue hereof. The authority of Gwenn L. Carr and Nicholas D. Latrenta under these Powers of Attorney shall continue until the Board of Directors is no longer required to file amendments to the Schedule 13D, except that such authority shall be terminated with respect to any person whose signature appears below under the heading "Signatures for Powers of Attorney" when such person revokes in writing the authority granted hereby. This Power of Attorney does not revoke any prior powers of attorney.

                      NOTICES RELATED TO POWERS OF ATTORNEY

The following notices are provided pursuant to the New York General Obligations Law since this power of attorney may be executed in New York State.

CAUTION TO THE PRINCIPAL: Your Power of Attorney is an important document. As the "principal," you give the person whom you choose (your "agent") authority to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar authority.

When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest. "Important Information for the Agent" at the end of this document describes your agent's responsibilities. Your agent can act on your behalf only after signing the Power of Attorney before a notary public. You can request information from your agent at any time. If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located. You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly. Your agent cannot make health care decisions for you. You may execute a "Health Care Proxy" to do this.

The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15. This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.

If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

                                                             Page 11 of 17 Pages

                        SIGNATURES FOR POWERS OF ATTORNEY

            NAME                                                 TITLE                           DATE
/s/ Sylvia Mathews Burwell                                      Director                    July 27, 2010
--------------------------------
Sylvia Mathews Burwell

/s/ Eduardo Castro-Wright                                       Director                    June 15, 2010
--------------------------------
Eduardo Castro-Wright

/s/ Cheryl W. Grise                                             Director                    June 15, 2010
--------------------------------
Cheryl W. Grise

/s/ C. Robert Henrikson                              Chairman, President and Chief          June 15, 2010
--------------------------------                            Executive Officer
C. Robert Henrikson


/s/ R. Glenn Hubbard                                            Director                    June 15, 2010
--------------------------------
R. Glenn Hubbard

/s/ John M. Keane                                               Director                    June 15, 2010
--------------------------------
John M. Keane

/s/ Alfred F. Kelly, Jr.                                        Director                    June 15, 2010
--------------------------------
Alfred F. Kelly, Jr.

/s/ James M. Kilts                                              Director                    June 15, 2010
--------------------------------
James M. Kilts

/s/ Catherine R. Kinney                                         Director                    June 15, 2010
--------------------------------
Catherine R. Kinney

/s/ Hugh B. Price                                               Director                    June 15, 2010
--------------------------------
Hugh B. Price

/s/ David Satcher                                               Director                    June 15, 2010
--------------------------------
David Satcher

/s/ Kenton J. Sicchitano                                        Director                    June 15, 2010
--------------------------------
Kenton J. Sicchitano

/s/ Lulu C. Wang                                                Director                    June 15, 2010
--------------------------------
Lulu C. Wang

                                                             Page 12 of 17 Pages

IMPORTANT INFORMATION FOR THE AGENT:

When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked. You must:

(1) act according to any instructions from the principal, or, where there are no instructions, in the principal's best interest;

(2) avoid conflicts that would impair your ability to act in the principal's best interest;

(3) keep the principal's property separate and distinct from any assets you own or control, unless otherwise permitted by law;

(4) keep a record or all receipts, payments, and transactions conducted for the principal; and

(5) disclose your identity as an agent whenever you act for the principal by writing or printing the principal's name and signing your own name as "agent" in either of the following manner: (Principal's Name) by (Your Signature) as Agent, or (your signature) as Agent for (Principal's Name).

You may not use the principal's assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney. If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal's best interest. You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal's guardian if one has been appointed. If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

Liability of agent:

The meaning of the authority given to you is defined in New York's General Obligations Law, Article 5, Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.

                                                             Page 13 of 17 Pages

AGENTS' SIGNATURES AND ACKNOWLEDGMENTS OF APPOINTMENT:

It is not required that the principal(s) and the agent(s) sign at the same time, nor that multiple agents sign at the same time.

We, Gwenn L. Carr and Nicholas D. Latrenta, have read the foregoing Power of Attorney. We are the persons identified therein as agent(s) for the principal(s) named therein.

We acknowledge our legal responsibilities.

                                                                                    DATE
Agent(s) sign(s) here:==>
                                             /s/ Gwenn L. Carr                  June 28, 2010
                                       ----------------------------
                                               Gwenn L. Carr

Agent(s) sign(s) here:==>
                                         /s/ Nicholas D. Latrenta               6/22/10
                                       ----------------------------
                                           Nicholas D. Latrenta

                                                             Page 14 of 17 Pages

                                  NOTARIZATION

STATE OF NEW YORK

COUNTY OF NEW YORK

Before me, the undersigned authority, on this day personally appeared (check applicable individual(s)):

[ ]   Sylvia Mathews Burwell

[X]   Eduardo Castro-Wright

[X]   Cheryl W. Grise

[X]   C. Robert Henrikson

[X]   R. Glenn Hubbard

[X]   John M. Keane

[X]   Alfred F. Kelly, Jr.

[X]   James M. Kilts

[X]   Catherine R. Kinney

[X]   Hugh B. Price

[X]   David Satcher

[X]   Kenton J. Sicchitano

[X]   Lulu C. Wang

personally known to me or proved to me on the basis of satisfactory evidence to be the persons whose names are subscribed to the foregoing instrument, and acknowledged to me that he/she/they executed the same in his/her/their capacities, and that by his/her/their signature(s) on the instrument, the individual(s), or the person on behalf of whom the individual(s) acted, executed this instrument for the purposes and consideration therein expressed.

GIVEN UNDER MY HAND AND SEAL OF OFFICE THIS 15th DAY OF JUNE, 2010.

(SEAL)

                                       /s/ Susan May
                                       ------------------------------
                                       NOTARY PUBLIC

                                       SUSAN MAY
                                       Notary Public - State of New York
                                       No. 01DI6086282
                                       Qualified in Queens County
                                       My Commission Expires May 21, 2011

                                                             Page 15 of 17 Pages

                                  NOTARIZATION

STATE OF NEW YORK

COUNTY OF NEW YORK

Before me, the undersigned authority, on this day personally appeared (check applicable individual(s)):

[X]   Sylvia Mathews Burwell

[ ]   Eduardo Castro-Wright

[ ]   Cheryl W. Grise

[ ]   C. Robert Henrikson

[ ]   R. Glenn Hubbard

[ ]   John M. Keane

[ ]   Alfred F. Kelly, Jr.

[ ]   James M. Kilts

[ ]   Catherine R. Kinney

[ ]   Hugh B. Price

[ ]   David Satcher

[ ]   Kenton J. Sicchitano

[ ]   Lulu C. Wang

personally known to me or proved to me on the basis of satisfactory evidence to be the persons whose names are subscribed to the foregoing instrument, and acknowledged to me that he/she/they executed the same in his/her/their capacities, and that by his/her/their signature(s) on the instrument, the individual(s), or the person on behalf of whom the individual(s) acted, executed this instrument for the purposes and consideration therein expressed.

GIVEN UNDER MY HAND AND SEAL OF OFFICE THIS 27th DAY OF JULY, 2010.

(SEAL)

                                       /s/ Susan May
                                       ------------------------------------
                                       NOTARY PUBLIC

                                       SUSAN MAY
                                       Notary Public - State of New York
                                       No. 01DI6086282
                                       Qualified in Queens County
                                       My Commission Expires May 21, 2011

                                                             Page 16 of 17 Pages

                                  NOTARIZATION

STATE OF NEW YORK

COUNTY OF NEW YORK

Before me, the undersigned authority, on this day personally appeared (check applicable individual(s)):

[X]   Gwenn L. Carr

[ ]   Nicholas D. Latrenta

personally known to me or proved to me on the basis of satisfactory evidence to be the persons whose names are subscribed to the foregoing instrument, and acknowledged to me that he/she/they executed the same in his/her/their capacities, and that by his/her/their signature(s) on the instrument, the individual(s), or the person on behalf of whom the individual(s) acted, executed this instrument for the purposes and consideration therein expressed.

GIVEN UNDER MY HAND AND SEAL OF OFFICE THIS 28th DAY OF JUNE, 2010.

(SEAL)

                                       /s/ Susan May
                                       ------------------------------
                                       NOTARY PUBLIC

                                       SUSAN MAY
                                       Notary Public - State of New York
                                       No. 01DI6086282
                                       Qualified in Queens County
                                       My Commission Expires May 21, 2011

                                                             Page 17 of 17 Pages

                                  NOTARIZATION

STATE OF NEW YORK

COUNTY OF NEW YORK

Before me, the undersigned authority, on this day personally appeared (check applicable individual(s)):

[ ]   Gwenn L. Carr

[X]   Nicholas D. Latrenta

personally known to me or proved to me on the basis of satisfactory evidence to be the persons whose names are subscribed to the foregoing instrument, and acknowledged to me that he/she/they executed the same in his/her/their capacities, and that by his/her/their signature(s) on the instrument, the individual(s), or the person on behalf of whom the individual(s) acted, executed this instrument for the purposes and consideration therein expressed.

GIVEN UNDER MY HAND AND SEAL OF OFFICE THIS 22nd DAY OF JUNE, 2010.

(SEAL)

                                       /s/ Susan May
                                       ------------------------------
                                       NOTARY PUBLIC

                                       SUSAN MAY
                                       Notary Public - State of New York
                                       No. 01DI6086282
                                       Qualified in Queens County
                                       My Commission Expires May 21, 2011